                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2000, except as to the follow-on offering described in Note 13, which is as of February 14, 2000 relating to the financial statements, which appears in Juno Online Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
INDEPENDENT PUBLIC ACCOUNTANTS

New York, New York
August 18, 2000